                                                                     Exhibit 5.1


                               PERKINS COIE LLP

             A Law Partnership Including Professional Corporations
         1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099
              Telephone: (206) 583-8888 Facsimile: (206) 583-8500


                                 July 12, 1999

SonoSite, Inc.
19807 North Creek Parkway, Suite 200
P.O. Box 3020
Bothell, WA 98011-8214

          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to you in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 500,000 shares of Common Stock, par value $.01 per share, which may be issued under the SonoSite, Inc. Amended and Restated 1998 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "Plan").

          We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

          Based on and subject to the foregoing, we are of the opinion that any shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company in accordance with the terms of the Plan and the receipt of consideration therefor in accordance with the terms of the Plan, such shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                               Very truly yours,

                             /s/ PERKINS COIE LLP